UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC   20549

FORM 8-K/A
Amendment No. 2

CURRENT REPORT

Pursuant to Section13 or15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported event): January 27, 2009

B Green Innovations, Inc.
(Exact name of registrant as specified in its chapter)

New Jersey	333-120490	20-1862731
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 Highway 34, Matawan, NJ	07747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (732) 441-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements
Item 4.01 Changes in Registrant's Certifying Accountant.

(i)
On January 27, 2010, B Green Innovations, Inc. (the “Company”) learned that its independent accountant, Bagell, Josephs, Levine & Company, L.C.C. (“Bagell Josephs”) would decline to stand for re-election or appointment by the Company’s Board of Directors.

(ii)
The principal accountant's report on the financial statements for neither of the past two years contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles, with the exception of a going concern qualification.

(iii)	Upon the Board of Directors learning that Bagell Josephs would not stand for re-election, the decision to retain the new independent accountant was decided by the Company’s Audit Committee.
(iv)
During the Company’s two most recent fiscal years and any subsequent interim period preceding such resignation, declination or dismissal there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(v)	On January 27, 2010, the Company engaged the firm of Rosenberg, Rich, Berman, Baker & Company (“Rosenberg Rich”) as its new independent accountants.
(vi)
The Company did not consult with Rosenberg Rich regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and no written or oral advice was provided by Rosenberg Rich that was a factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issues.

(vii)
The Company has requested that Bagell Josephs furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The requested letter is attached as Exhibit 16.1 to this Form 8-K/A.

Section 9 - Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
16.1            Letter dated February 15, 2010 from the Company’s former independent auditors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B Green Innovations, Inc.

Date: February 17 , 2010	By:	/s/ Jerome Mahoney
Jerome Mahoney
President and Chief Executive Officer

INDEX OF EXHIBITS

16.1	Letter dated February 15, 2010 from the Company’s former independent auditors.